UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 24, 2011
CALIFORNIA WATER SERVICE GROUP
(Exact name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	1-13883 (Commission file number)	77-0448994 (I.R.S. Employer Identification Number)

1720 North First Street
San Jose, California		95112
(Address of principal executive offices)		(Zip Code)
(408) 367-8200
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders
     California Water Service Group (the “Company”) held its Annual Meeting of Stockholders on May 24, 2011 (the “Annual Meeting”). Stockholders acted on six items of business at the Annual Meeting. The voting results are as follows:
1.	The following nominees for Director were elected to serve until the 2011 Annual Meeting of Stockholders based upon the following votes:

Nominee	Votes For	Authority Withheld	Broker Non-Votes
Douglas M. Brown	13,234,992	252,252	4,754,455
Robert W. Foy	12,998,370	488,874	4,754,455
Edwin A. Guiles	13,111,154	376,090	4,754,455
Bonnie G. Hill	13,072,565	414,679	4,754,455
Thomas M. Krummel, M.D.	13,242,326	244,918	4,754,455
Richard P. Magnuson	12,891,117	596,127	4,754,455
Linda R. Meier	12,874,319	612,925	4,754,455
Peter C. Nelson	13,018,550	468,694	4,754,455
Lester A. Snow	13,251,363	235,881	4,754,455
George A. Vera	13,014,510	472,734	4,754,455
2.	The proposal for an advisory vote on the compensation paid to California Water Service Group’s named executive officers was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes

12,425,095	778,370	283,779	4,754,455
3.	The vote on how often the Group should seek an advisory vote on the compensation of its named executive officers was allocated as follows:

Votes For One Year	Votes For Two Years	Votes For Three Years	Abstentions	Broker Non-Votes

10,929,635	255,131	2,146,221	156,257	4,754,455
4.	The appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for 2011 was ratified as follows:

Votes For	Votes Against	Abstentions

18,043,436	108,361	89,902

5.	The proposed amendment to the Group’s certificate of incorporation to eliminate cumulative voting in order to adopt majority voting in contested director elections was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes

12,152,034	1,215,319	119,891	4,754,455
6.	The proposed amendment to the Group’s certificate of incorporation to increase the total number of shares of common stock that the Group is authorized to issue in order to effect a stock split was approved as follows:

Votes For	Votes Against	Abstentions

16,965,304	1,137,930	138,465

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIFORNIA WATER SERVICE GROUP

Date: May 26, 2011	By:	/s/ Martin A. Kropelnicki
	Name:	Martin A. Kropelnicki
	Title:	Vice President, Chief Financial Officer & Treasurer